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                                                           EXHIBIT 23.02

                            CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated June 10, 1998, included in the TRO Learning, Inc.'s Form 11-K for the year ended December 31, 1997, and to all references to our firm included in this registration statement.



                         /s/ Arthur Andersen LLP



Chicago, Illinois
July 31, 1998